UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) February 27, 2017

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officer; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Old Republic International Corporation (the “Registrant”, “Company”, or “Old Republic”) announced that effective as of February 23, 2017, Mr. Steven J. Bateman (age 58) was elected a Class II director of the Company. Mr. Bateman was, until his recent retirement, an audit partner with the accounting firm of Pricewaterhouse Coopers, LLP. The Board of Directors also named Mr. Bateman a member of the Audit and Compensation committees. There are no arrangements or understanding between Mr. Bateman and any person or entity concerning his selection as a director and there is no plan, contract, arrangement or material compensation agreement with Mr. Bateman, other than he will receive the same directors fees as other directors. Further, neither Mr. Bateman nor any member of his immediate family, have had any disqualifying relationship with the Company during the past two years and he has been affirmatively determined to be an independent director by the Board of Directors in accordance with the Listed Company Standards of the New York Stock Exchange and the rule and regulation of the Security Exchange Commission concerning independence.

A full text of the Registrant’s announcement is included as Exhibit 99.1 hereto.

Item 8.01. Other Events

On February 23, 2017, the Board of Directors approved the extension to June 26, 2027 of the Company’s Rights Plan originally adopted in 1987. The extended Rights Plan will include certain technical updates and will be effective in June after the Rights Plan document is executed with the Rights Agent. At that time, a Form 8-A will be filed with the extended Rights Plan attached as an exhibit.

A full text of the Registrant’s announcement is included as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

                        99.1 Press Release dated February 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: February 27, 2017	By: /s/ John R. Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel

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